UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2025

MSCI Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center,	250 Greenwich Street, 49th Floor,	New York,	New York	10007
(Address of principal executive offices) (Zip Code)
(212) 804-3900
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MSCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 7.01 Regulation FD Disclosure

On September 8, 2025, MSCI Inc. (“MSCI” or the “Company”) Chief Financial Officer, Andrew Wiechmann, will participate in a fireside chat at the Barclays Global Financial Services Conference at 12:00 p.m. Eastern Time. A live webcast and replay will be available on the events and presentations section of the Company’s Investor Relations website.

In connection with this appearance, the Company is providing an update to its outlook for full-year 2025 interest expense to reflect recent financing activities. The Company now expects interest expense (including amortization of financing fees) of approximately $205 to $209 million for full-year 2025, compared to prior full-year 2025 guidance of $182 to $186 million. In addition, for the quarter ending September 30, 2025, the Company currently expects interest expense of approximately $54 to $55 million. This change in outlook is driven by the August 2025 issuance of $1.25 billion of 5.25% senior notes due 2035 and the subsequent repayment of outstanding borrowings under the Company’s revolving credit facility on August 11, 2025, resulting in a higher expected debt balance for 2025. Other than the interest expense update described herein, the Company is not updating the other components of its previously issued full-year 2025 guidance set forth in its July 22, 2025 earnings release for the second quarter and six months ended June 30, 2025.

The Company’s guidance is based on assumptions about a number of factors, in particular related to macroeconomic factors and the capital markets. These assumptions are subject to uncertainty, and actual results for the year could differ materially from the Company's current guidance. See “Forward-Looking Statements” below. A portion of the Company's interest expense is from its variable-rate indebtedness under its revolving credit facility, while the majority is from its fixed-rate senior unsecured notes. Changes to the secured overnight financing rate (SOFR) and indebtedness levels can cause interest expense to vary.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, MSCI’s full-year 2025 guidance. These forward-looking statements relate to future events or to future financial performance and involve underlying assumptions, as well as known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s control and that could materially affect actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”) on February 7, 2025 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks, uncertainties or other matters materialize, or if MSCI’s underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this Report reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events or otherwise, except as required by law.

The information furnished under Item 7.01 of this Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: September 8, 2025	By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chairman and Chief Executive Officer